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                                                                   Exhibit 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 10, 2000 on the Astarte Fiber Networks, Inc. financial statements for the year ended December 31, 1999 and 1998 included in the Registration Statement on
Form S-1 filed on May 17, 2001 which is incorporated by reference in the Tellium Inc. Form S-8 dated November 14, 2001 and to all references to our Firm included in this registration statement.

                                               /s/ Arthur Andersen LLP

Denver, Colorado,
   November 14, 2001.